Exhibit 99.1
Tallgrass Energy Announces Strong Second Quarter 2016 Results and Operational Updates
LEAWOOD, Kan.--(BUSINESS WIRE)--August 3, 2016--Tallgrass Energy Partners, LP (NYSE: TEP) ("TEP") and Tallgrass Energy GP, LP (NYSE: TEGP) ("TEGP"), collectively referred to as Tallgrass Energy, today reported financial and operating results for the second quarter of 2016.
“Tallgrass Energy delivered another outstanding performance for the second quarter of 2016 that provided the catalyst for significant distribution increases for our TEP and TEGP partners," said Tallgrass Energy President and CEO David G. Dehaemers, Jr. "This quarter's performance was driven by the accretive acquisition of a 25 percent interest in Rockies Express Pipeline, continued strong performance at Pony Express and the settlement of REX's claim against the Mineral Management Service, a former unit of the Department of Interior. We expect the positive events described below, combined with the anticipated in-service of the REX Capacity Enhancement project near year-end, to contribute to a strong second half of 2016 and 2017.”
Second Quarter Distributions
Tallgrass Energy Partners, LP
As previously announced, the board of directors of TEP's general partner declared a quarterly cash distribution of $0.755 per common unit for the second quarter of 2016. This quarterly distribution represents $3.02 on an annualized basis, a sequential increase of 7.1 percent from the first quarter 2016 distribution and an increase of 30.2 percent from the second quarter of 2015. The quarterly distribution will be paid on Friday, August 12, 2016, to unitholders of record as of the close of business on Friday, July 29, 2016.
Tallgrass Energy GP, LP
Also, as previously announced, the board of directors of TEGP's general partner declared a quarterly cash distribution to Class A shareholders of $0.245 per Class A share for the second quarter of 2016. This quarterly distribution represents $0.98 per Class A share on an annualized basis, a sequential increase of 16.7 percent from the first quarter 2016 distribution and an increase of 84.2 percent from the non-prorated second quarter 2015 distribution. The quarterly distribution will be paid on Friday, August 12, 2016, to Class A shareholders of record as of the close of business on Friday, July 29, 2016.
Acquisition of Interest in Rockies Express Pipeline LLC
On May 6, 2016, a wholly owned subsidiary of TEP closed on the purchase of a 25 percent membership interest in Rockies Express Pipeline LLC ("REX") from a unit of Sempra U.S. Gas and Power for cash consideration of approximately $440 million. As a result of the acquisition, TEP's second quarter financial results include two months of ownership of REX.
Settlement in Principle of TIGT Rate Case
Tallgrass Interstate Gas Transmission, LLC ("TIGT") has reached an agreement with customers representing a majority of firm fee revenue on the TIGT System to settle all rate related issues set for hearing in its existing Federal Energy Regulatory Commission ("FERC" or "Commission") rate case. On June 8, 2016, TIGT filed with the Commission its offer of settlement which resolves all issues in the case, with the exception of certain non-rate related tariff issues which remain subject to the Commission’s review and approval. The offer of settlement was certified to the Commission by the presiding Administrative Law Judge on July 14, 2016. The settlement is now subject to the final approval of the FERC commissioners.
In conjunction with the settlement, TIGT executed contract extensions with certain firm capacity shippers for an average of an additional 3.25 years. TEP currently expects TIGT's annualized revenue to increase by approximately $13 million as a result of the rate case settlement.
TEP Partial Exercise of Call Option to Repurchase 3,563,146 Units Previously Issued to Tallgrass Development
On July 21, 2016, TEP partially exercised the call option on 6,518,000 common units granted to it by Tallgrass Development, LP ("TDev") in January 2016. During the second quarter, TEP issued 3,563,146 common units under its Equity Distribution Agreements (ATM Program) at net prices above $42.50 (net average price of $47.23/unit), generating net proceeds of approximately $168.3 million. TEP then repurchased 3,563,146 common units from TDev for a cash payment of $151.4 million.

The remaining proceeds of $16.9 million were used by TEP to reduce borrowings under its revolving credit facility, thereby effectively reducing the purchase price for the 31.3 percent interest in Pony Express that TEP purchased effective January 1, 2016. The lower purchase price translates to a transaction multiple of approximately 8.8x as compared to the original and previously reported transaction multiple of approximately 9.0x. The common units repurchased by TEP were deemed canceled on July 21, 2016 and are no longer outstanding. As of August 3, 2016 a total of 2,954,854 common units remain subject to the call option from TDev.
Conservative Leverage Profile Continues
As of June 30, 2016, TEP had outstanding borrowings of $1.278 billion under its revolving credit facility and a leverage ratio for the 12 months ended June 30, 2016 of approximately 2.7x(1). As of July 29, 2016, and after the repurchase of 3,563,146 common units, TEP had outstanding borrowings of $1.423 billion under its revolving credit facility.
TEP's management continues to target financial metrics of an investment grade company including a long-term leverage ratio of 3.0 - 4.0x. Since its inception, TEP's leverage ratio has been less than or equal to 3.6x in each quarter (per the calculation as defined in its revolving credit facility).
(1)     The leverage ratio is calculated in accordance with the definitions in TEP's revolving credit facility and includes actual distributions received during the twelve months ended June 30, 2016 associated with a 25 percent membership interest in REX.

Tallgrass Energy Partners, LP Summary Financial Information(1)

Three Months Ended June 30,	Six Months Ended June 30,
(in thousands, except coverage and per unit data)	2016	2015	2016	2015

Net income attributable to partners	$92,048	$44,899	$136,118	$77,218
Add:
Interest expense(2)	9,233	3,893	16,732	7,333
Depreciation and amortization expense(2)	21,840	18,302	43,807	38,835
Distributions from unconsolidated investment	29,656	—	29,656	—
Non-cash (gain) loss related to derivative instruments(2)	(18,791)	131	(9,801)	41
Non-cash compensation expense	1,469	1,727	2,635	3,254
Non-cash loss from disposal of assets	1,849	—	1,849	4,483
Less:
Equity in earnings of unconsolidated investment	(23,321)	—	(23,321)	—
Non-cash loss allocated to noncontrolling interest	—	—	—	(9,377)
Adjusted EBITDA	$113,983	$68,952	$197,675	$121,787
Add:
Pony Express deficiency payments received, net	8,621	3,416	15,778	3,708
Less:
Cash interest cost	(8,412)	(3,482)	(15,233)	(6,513)
Maintenance capital expenditures	(2,089)	(3,067)	(4,257)	(4,578)
Distributions to noncontrolling interest in excess of earnings	—	(8,894)	—	(10,997)
Distributable Cash Flow	112,103	56,925	193,963	103,407
Less:
Distributions	(79,615)	(46,180)	(148,499)	(84,966)
Amounts in excess of distributions(3)	$32,488	$10,745	$45,464	$18,441
Distribution coverage	1.41	x	1.23	x	1.31	x	1.22	x

Common units outstanding(4)	72,109	60,576	72,109	60,576
Distribution per common unit	$0.7550	$0.5800	$1.4600	$1.1000

(1)
The acquisitions of an additional 33.3 percent and 31.3 percent membership interest in Tallgrass Pony Express Pipeline, LLC (“Pony Express”) effective March 1, 2015, and January 1, 2016, respectively, are presented prospectively from the dates of acquisition, and as a result, financial information for periods prior to March 1, 2015, and January 1, 2016, have not been recast to reflect the additional 33.3 percent and 31.3 percent membership interests.

(2)	Net of noncontrolling interest.
(3) Cumulative distribution coverage from TEP's IPO in May 2013 through June 30, 2016, is $91.3 million and the cumulative distribution coverage ratio is 1.20x.

(4)	Common units represent the number of units as of the date of record for the second quarter distributions in both 2016 and 2015.
Tallgrass Energy Partners, LP Alternative Reconciliations
Adjusted EBITDA and/or Distributable Cash Flow, as defined in "Non-GAAP Measures" below, may be impacted by the timing of cash payments received as a result of shipper deficiency payments received or utilized during the period or incremental barrels shipped during the period. As such, we have also provided alternative reconciliations of Adjusted EBITDA and Distributable Cash Flow that illustrate the impact of these items. Management believes this information provides investors useful information regarding the impact of these items on our current results as well as the potential impact on future results.
Alternative Reconciliation of Adjusted EBITDA

	Three Months Ended June 30,	Six Months Ended June 30,
(in thousands, except coverage)	2016	2016

Adjusted EBITDA	$113,983	$197,675
Add:
Pony Express deficiency payments received, net(1)	8,621	15,778
Alternative Adjusted EBITDA(2)	$122,604	$213,453

(1) Cumulative net deficiency balance at June 30, 2016 is $42.9 million.

(2)
Alternative Adjusted EBITDA shows what TEP's Adjusted EBITDA would have been for the periods presented if TEP included net deficiency payments from shippers' firm, take-or-pay contracts in calculating Adjusted EBITDA.  TEP's reported distributable cash flow and distribution coverage would remain unchanged.

Alternative Reconciliation of Distributable Cash Flow and Distribution Coverage

	Three Months Ended June 30,		Six Months Ended June 30,
	2016		2016

Distributable Cash Flow	$112,103		$193,963
Less:
Cash flow from incremental barrels shipped(1)	(6,402)		(15,310)
Alternative Distributable Cash Flow(2)	105,701		178,653
Less:
Distributions	(79,615)		(148,499)
Amounts in excess of distributions	$26,086		$30,154
Alternative distribution coverage(2)	1.33	x	1.20	x

(1) Cumulative shipper incremental balance at June 30, 2016 is $19.2 million.

(2)
Alternative distributable cash flow and distribution coverage shown excludes the impact of cash flows from incremental barrels shipped on the Pony Express system, as incremental barrels shipped during current periods may reduce the shippers' firm commitment in future periods under their firm, take-or-pay contracts, thereby potentially reducing cash flows in those corresponding future periods. Under this alternative calculation, the cash flows received from incremental barrel shipments would be shown in the future periods in which the incremental barrels are utilized to reduce the shippers' firm commitment.

Tallgrass Energy Partners, LP Segment Overview(1)
The second quarter 2016 comparative results by segment are summarized below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in thousands)
Crude Oil Transportation & Logistics
Operating income	$53,726	$45,515	$106,392	$59,788
Add:
Depreciation and amortization expense(2)	13,246	9,196	26,164	20,429
Adjusted EBITDA attributable to noncontrolling interests	(1,067)	(8,391)	(2,110)	986
Non-cash gain related to derivative instruments(2)	(145)	—	(145)	—
Less:
Non-cash loss allocated to noncontrolling interest	—	—	—	(9,377)
Segment Adjusted EBITDA	$65,760	$46,320	$130,301	$71,826

Average daily throughput (BBls/d)(3)	286,217	237,184	288,746	201,495

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in thousands)
Natural Gas Transportation & Logistics
Operating income	$10,100	$9,937	$20,764	$22,490
Add:
Depreciation and amortization expense	5,479	5,754	11,357	11,825
Distributions from unconsolidated investment(4)	29,656	—	29,656	—
Non-cash loss related to derivative instruments	307	131	351	41
Other income, net	221	769	787	1,481
Segment Adjusted EBITDA	$45,763	$16,591	$62,915	$35,837

TIGT and Trailblazer average firm contracted volumes (MMcf/d)	1,478	1,520	1,476	1,564

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in thousands)
Processing & Logistics
Operating (loss) income	(1,372)	3,666	(1,194)	4,720
Add:
Depreciation and amortization expense(2)	3,115	3,352	6,286	6,581
Non-cash loss from disposal of assets	1,849	—	1,849	4,483
Adjusted EBITDA attributable to noncontrolling interests	(43)	59	(41)	11
Segment Adjusted EBITDA	$3,549	$7,077	$6,900	$15,795

Natural gas processing inlet volumes (MMcf/d)	106	130	102	138
(1) Segment reporting does not include corporate general and administrative costs or intersegment eliminations.
(2) Net of noncontrolling interest.

(3) Approximate average daily throughput for the three and six months ended June 30, 2015 is reflective of the volumetric ramp up due to commercial in-service of the Pony Express System beginning in October 2014 and delays in the construction and expansion efforts of third-party pipelines with which Pony Express shares joint tariffs.
(4) Represents the distributions TEP received from REX from the date of TEP's acquisition through the end of the quarter.

TEP acquired a 25 percent interest in REX effective May 6, 2015. TEP's consolidated Adjusted EBITDA, as shown above, includes TEP's 25 percent membership interest in REX. The table below is a reconciliation of REX's Adjusted EBITDA and Distributable Cash Flow for the three and six month periods ended June 30, 2016 and 2015, presented to provide additional information on REX's financial results.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in thousands)
Net income	$112,728	$48,162	$192,663	$92,153
Add:
Interest expense	39,840	41,802	80,385	87,887
Depreciation and amortization expense	50,163	49,547	100,499	99,085
Adjusted EBITDA	202,731	139,511	373,547	279,125
Less:
Cash interest cost	(39,114)	(41,094)	(78,888)	(86,264)
Maintenance capital expenditures	(2,280)	(2,802)	(4,277)	(3,817)
Distributable Cash Flow	$161,337	$95,615	$290,382	$189,044

Distributions to Members	$(161,200)	$(95,200)	$(286,700)	$(194,200)
Contributions from Members	$87,600	$501,600	$162,500	$582,700

Average firm contracted volumes (MMcf/d)	3,329	2,340	3,401	2,317

Tallgrass Energy GP, LP Summary Financial Information
Information on distributions to Tallgrass Equity, LLC ("Tallgrass Equity"), TEGP and TEGP's Class A shareholders is shown below (in thousands, except coverage and per share data):

					Period from May 12, 2015 (IPO) through June 30, 2015
	Three Months Ended		Six Months Ended
	June 30, 2016		June 30, 2016

TEP distributions to Tallgrass Equity(1)
General partner interest	$911		$1,741		$627
Incentive Distribution Rights	24,262		44,078		10,418
TEP common units owned by Tallgrass Equity	15,100		29,200		11,600
Total TEP distributions to Tallgrass Equity	40,273		75,019		22,645
Less:
Cash interest expense attributable to Tallgrass Equity	(1,100)		(2,190)		(545)
Cash general and administrative expenses attributable to Tallgrass Equity	(500)		(1,000)		(250)
Cash available for distribution by Tallgrass Equity	38,673		71,829		21,850
Distributions to predecessor owners of pre-IPO available cash(2)	—		—		10,202
Distributions to Class A (TEGP)	11,693		21,715		3,484
Distributions to Class B (Exchange Right Holders)	26,829		49,825		7,994
Total cash distributions by Tallgrass Equity	$38,522		$71,540		$21,680
TEGP
Distributions from Tallgrass Equity	$11,693		$21,715		$3,484
Less:
Distributions to Class A shareholders	(11,693)		(21,715)		(3,484)
Amounts in excess of distributions	—		$—		$—
Distribution coverage	1.00	x	1.00	x	1.00	x

Class A shares outstanding	47,725		47,725		47,725
Distribution per Class A share	$0.2450		$0.4550		$0.0730

(1)	Represents distributions expected to be received by Tallgrass Equity from TEP on or about August 12, 2016 in connection with TEP's distribution for the quarter ended June 30, 2016.

(2)
Represents distributions received by Tallgrass Equity from TEP and Tallgrass MLP GP, LLC related to periods prior to the closing of TEGP’s initial public offering on May 12, 2015 which were paid to Tallgrass Development and the predecessor owners of Tallgrass Equity.

Conference Call
Please join Tallgrass Energy for a conference call and webcast to discuss second quarter 2016 results at 3:30 p.m. Central Time on Wednesday, August 3, 2016. Interested parties may listen via a link posted on the Investor Relations section of our website and the replay will be available on our website for at least seven days following the live call.

TEP's Non-GAAP Measures
Adjusted EBITDA and Distributable Cash Flow are non-GAAP supplemental financial measures that TEP management and external users of our consolidated financial statements and financial statements of our subsidiaries and unconsolidated investments, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•
our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various expansion and growth opportunities.
We believe that the presentation of Adjusted EBITDA and Distributable Cash Flow provides useful information to investors in assessing our financial condition and results of operations. Adjusted EBITDA and Distributable Cash Flow should not be considered alternatives to net income, operating income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP, nor should Adjusted EBITDA and Distributable Cash Flow be considered alternatives to available cash, operating surplus, distributions of available cash from operating surplus or other definitions in our partnership agreement. Adjusted EBITDA and Distributable Cash Flow have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. Additionally, because Adjusted EBITDA and Distributable Cash Flow may be defined differently by other companies in our industry, our definition of Adjusted EBITDA and Distributable Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.
We generally define Adjusted EBITDA as net income excluding the impact of interest, income taxes, depreciation and amortization, non-cash income or loss related to derivative instruments, non-cash long-term compensation expense, impairment losses, gains or losses on asset or business disposals or acquisitions, gains or losses on the repurchase, redemption or early retirement of debt, and earnings from unconsolidated investments, but including the impact of distributions from unconsolidated investments. We also use Distributable Cash Flow, which we generally define as Adjusted EBITDA, plus preferred distributions received from Pony Express in excess of its distributable cash flow attributable to our net interest and adjusted for deficiency payments received from or utilized by Pony Express shippers, less cash interest expense, maintenance capital expenditures, distributions to noncontrolling interests in excess of earnings allocated to noncontrolling interests, and certain cash reserves permitted by our partnership agreement. For a reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, please see "Summary Financial Information" above.
Cautionary Note Concerning Forward-Looking Statements
Disclosures in this press release contain “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include revenue increases expected as a result of the TIGT rate case settlement, the accretion and other benefits expected as a result of TEP’s acquisitions of a 31.3% interest in Pony Express and a 25% interest in REX, and TEP’s and TEGP’s expected performance in the second half of 2016 and 2017. Forward looking statements may also include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of TEP, TEGP and their subsidiaries, including: the ability to pursue expansions and other opportunities for incremental volumes; natural gas and crude oil production growth in TEP's operating areas; expected future benefits of acquisitions or expansion projects; timing of anticipated spending on planned expenses and maintenance capital projects; and distribution rate and growth, including variability of quarterly distribution coverage. These statements are based on certain assumptions made by TEP and TEGP based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of TEP and TEGP, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to TEP and TEGP’s financial performance and results, availability of sufficient cash flow to pay distributions and execute their business plans, the demand for natural gas storage, processing and transportation services and for crude oil transportation services, operating hazards, the effects of government regulation, tax position and other risks incidental to transporting, storing and processing natural gas or transporting crude oil and other important factors that could cause actual results to differ materially from those projected, including those set forth in reports filed by TEP and TEGP with the Securities and Exchange Commission. Any forward-looking statement applies only as of the date on which such statement is made and TEP and TEGP do not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Tallgrass Energy Partners, LP Financial Statements
TALLGRASS ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30, 2016	December 31, 2015
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$1,943	$1,611
Accounts receivable, net	53,033	57,757
Gas imbalances	878	1,227
Inventories	14,754	13,793
Derivative asset at fair value	148	—
Prepayments and other current assets	3,615	2,835
Total Current Assets	74,371	77,223
Property, plant and equipment, net	2,007,067	2,025,018
Goodwill	343,288	343,288
Intangible asset, net	95,038	96,546
Derivative asset at fair value	55,967	—
Unconsolidated investment	444,074	—
Deferred financing costs, net	6,882	5,105
Deferred charges and other assets	13,232	14,894
Total Assets	$3,039,919	$2,562,074
LIABILITIES AND PARTNERS' EQUITY
Current Liabilities:
Accounts payable	$17,451	$22,218
Accounts payable to related parties	7,191	7,852
Gas imbalances	1,199	1,605
Derivative liabilities at fair value	351	—
Accrued taxes	15,298	13,844
Accrued liabilities	8,136	10,019
Deferred revenue	42,901	26,511
Other current liabilities	6,687	6,880
Total Current Liabilities	99,214	88,929
Long-term debt	1,278,000	753,000
Other long-term liabilities and deferred credits	6,815	5,143
Total Long-term Liabilities	1,284,815	758,143
Commitments and Contingencies
Equity:
Common unitholders (75,669,080 and 60,644,232 units issued and outstanding at June 30, 2016 and December 31, 2015, respectively)	2,242,195	1,618,766
General partner (834,391 units issued and outstanding at June 30, 2016 and December 31, 2015)	(619,837)	(348,841)
Total Partners' Equity	1,622,358	1,269,925
Noncontrolling interests	$33,532	$445,077
Total Equity	$1,655,890	$1,715,002
Total Liabilities and Equity	$3,039,919	$2,562,074

TALLGRASS ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in thousands, except per unit amounts)
Revenues:
Crude oil transportation services	$93,322	$74,022	$187,894	$124,403
Natural gas transportation services	28,682	29,041	57,962	61,189
Sales of natural gas, NGLs, and crude oil	16,830	20,011	30,756	41,880
Processing and other revenues	8,097	9,896	15,724	20,173
Total Revenues	146,931	132,970	292,336	247,645
Operating Costs and Expenses:
Cost of sales (exclusive of depreciation and amortization shown below)	15,958	17,180	29,526	36,773
Cost of transportation services (exclusive of depreciation and amortization shown below)	14,240	13,492	30,396	24,207
Operations and maintenance	13,864	12,408	26,341	21,983
Depreciation and amortization	21,576	20,355	43,268	40,960
General and administrative	13,909	13,451	26,925	26,140
Taxes, other than income taxes	5,639	(271)	13,145	11,026
Loss on disposal of assets	1,849	—	1,849	4,483
Total Operating Costs and Expenses	87,035	76,615	171,450	165,572
Operating Income	59,896	56,355	120,886	82,073
Other Income (Expense):
Interest expense, net	(9,233)	(3,893)	(16,732)	(7,333)
Unrealized gain on derivative instrument	18,953	—	10,007	—
Equity in earnings of unconsolidated investment	23,321	—	23,321	—
Other income, net	221	769	787	1,481
Total Other Income (Expense)	33,262	(3,124)	17,383	(5,852)
Net income	93,158	53,231	138,269	76,221
Net (income) loss attributable to noncontrolling interests	(1,110)	(8,332)	(2,151)	997
Net income attributable to partners	$92,048	$44,899	$136,118	$77,218
Allocation of income to the limited partners:
Net income attributable to partners	$92,048	$44,899	$136,118	$77,218
General partner interest in net income	(25,320)	(11,030)	(45,673)	(18,468)
Common and subordinated unitholders' interest in net income	66,728	33,869	90,445	58,750
Basic net income per common and subordinated unit	$0.93	$0.56	$1.30	$1.04
Diluted net income per common and subordinated unit	$0.92	$0.55	$1.29	$1.02
Basic average number of common and subordinated units outstanding	71,975	60,362	69,471	56,566
Diluted average number of common and subordinated units outstanding	72,925	61,225	70,360	57,404

TALLGRASS ENERGY PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
	2016	2015
	(in thousands)
Cash Flows from Operating Activities:
Net income	$138,269	$76,221
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	46,077	42,867
Equity in earnings of unconsolidated investment	(23,321)	—
Distributions from unconsolidated investment	23,321	—
Noncash compensation expense	2,635	3,254
Noncash change in fair value of derivative financial instruments	(9,804)	41
Loss on disposal of assets	1,849	4,483
Changes in components of working capital:
Accounts receivable and other	6,578	(10,215)
Inventories	(1,683)	(6,068)
Accounts payable and accrued liabilities	(2,303)	2,183
Deferred revenue	16,174	4,198
Other operating, net	(1,246)	(4,746)
Net Cash Provided by Operating Activities	196,546	112,218
Cash Flows from Investing Activities:
Capital expenditures	(28,491)	(49,544)
Acquisition of unconsolidated affiliate	(436,022)	—
Acquisition of Pony Express membership interest	(49,118)	(700,000)
Distributions from unconsolidated investment in excess of cumulative earnings	6,335	—
Contributions to unconsolidated investment	(14,387)	—
Other investing, net	411	(4,648)
Net Cash Used in Investing Activities	(521,272)	(754,192)
Cash Flows from Financing Activities:
Distributions to unitholders	(127,924)	(67,080)
Acquisition of Pony Express membership interest	(425,882)	—
Contributions from noncontrolling interests	7,273	16,294
Borrowings under revolving credit facility, net	525,000	147,000
Proceeds from public offering, net of offering costs	261,770	551,673
Proceeds from private placement, net of offering costs	90,009	—
Other financing, net	(5,188)	(5,002)
Net Cash Provided by Financing Activities	325,058	642,885
Net Change in Cash and Cash Equivalents	332	911
Cash and Cash Equivalents, beginning of period	1,611	867
Cash and Cash Equivalents, end of period	$1,943	$1,778

Tallgrass Energy GP, LP Financial Statements
TALLGRASS ENERGY GP, LP
CONDENSED CONSOLIDATING BALANCE SHEETS
(UNAUDITED)

	June 30, 2016			December 31, 2015
	TEP	Consolidating Adjustments (1)	TEGP	TEP	Consolidating Adjustments (1)	TEGP
	(in thousands)			(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$1,943	$680	$2,623	$1,611	$623	$2,234
Accounts receivable, net	53,033	—	53,033	57,757	—	57,757
Gas imbalances	878	—	878	1,227	—	1,227
Inventories	14,754	—	14,754	13,793	—	13,793
Derivative asset at fair value	148	—	148	—	—	—
Prepayments and other current assets	3,615	—	3,615	2,835	—	2,835
Total Current Assets	74,371	680	75,051	77,223	623	77,846
Property, plant and equipment, net	2,007,067	—	2,007,067	2,025,018	—	2,025,018
Goodwill	343,288	—	343,288	343,288	—	343,288
Intangible asset, net	95,038	—	95,038	96,546	—	96,546
Derivative asset at fair value	55,967	—	55,967	—	—	—
Unconsolidated investment	444,074	—	444,074
Deferred tax asset	—	442,846	442,846	—	452,430	452,430
Deferred financing costs, net	6,882	1,462	8,344	5,105	1,533	6,638
Deferred charges and other assets	13,232	—	13,232	14,894	—	14,894
Total Assets	$3,039,919	$444,988	$3,484,907	$2,562,074	$454,586	$3,016,660
LIABILITIES AND PARTNERS' EQUITY
Current Liabilities:
Accounts payable	$17,451	$—	$17,451	$22,218	$—	$22,218
Accounts payable to related parties	7,191	(105)	7,086	7,852	(97)	7,755
Gas imbalances	1,199	—	1,199	1,605	—	1,605
Derivative liabilities at fair value	351	—	351	—	—	—
Accrued taxes	15,298	—	15,298	13,844	—	13,844
Accrued liabilities	8,136	98	8,234	10,019	187	10,206
Deferred revenue	42,901	—	42,901	26,511	—	26,511
Other current liabilities	6,687	—	6,687	6,880	—	6,880
Total Current Liabilities	99,214	(7)	99,207	88,929	90	89,019
Long-term debt	1,278,000	148,000	1,426,000	753,000	148,000	901,000
Other long-term liabilities and deferred credits	6,815	—	6,815	5,143	—	5,143
Total Long-term Liabilities	1,284,815	148,000	1,432,815	758,143	148,000	906,143
Equity:
Total Partners' Equity	1,622,358	(1,433,002)	189,356	1,269,925	(847,615)	422,310
Noncontrolling interests	33,532	1,729,997	1,763,529	445,077	1,154,111	1,599,188
Total Equity	$1,655,890	$296,995	$1,952,885	$1,715,002	$306,496	$2,021,498
Total Liabilities and Equity	$3,039,919	$444,988	$3,484,907	$2,562,074	$454,586	$3,016,660

(1)	Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for TEGP.

TALLGRASS ENERGY GP, LP
CONDENSED CONSOLIDATING STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended June 30, 2016			Three Months Ended June 30, 2015
	TEP	Consolidating Adjustments (1)	TEGP	TEP	Consolidating Adjustments (1)	TEGP
	(in thousands)			(in thousands)
Revenues:
Crude oil transportation services	$93,322	$—	$93,322	$74,022	$—	$74,022
Natural gas transportation services	28,682	—	28,682	29,041	—	29,041
Sales of natural gas, NGLs, and crude oil	16,830	—	16,830	20,011	—	20,011
Processing and other revenues	8,097	—	8,097	9,896	—	9,896
Total Revenues	146,931	—	146,931	132,970	—	132,970
Operating Costs and Expenses:
Cost of sales (exclusive of depreciation and amortization shown below)	15,958	—	15,958	17,180	—	17,180
Cost of transportation services (exclusive of depreciation and amortization shown below)	14,240	—	14,240	13,492	—	13,492
Operations and maintenance	13,864	—	13,864	12,408	—	12,408
Depreciation and amortization	21,576	—	21,576	20,355	—	20,355
General and administrative	13,909	549	14,458	13,451	250	13,701
Taxes, other than income taxes	5,639	—	5,639	(271)	—	(271)
Loss on disposal of assets	1,849	—	1,849	—	—	—
Total Operating Costs and Expenses	87,035	549	87,584	76,615	250	76,865
Operating Income	59,896	(549)	59,347	56,355	(250)	56,105
Other Income (Expense):
Interest expense, net	(9,233)	(1,208)	(10,441)	(3,893)	(586)	(4,479)
Unrealized gain on derivative instrument	18,953	—	18,953	—	—	—
Equity in earnings of unconsolidated investment	23,321	—	23,321	—	—	—
Other income, net	221	—	221	769	—	769
Total Other Income (Expense)	33,262	(1,208)	32,054	(3,124)	(586)	(3,710)
Net income before tax	93,158	(1,757)	91,401	53,231	(836)	52,395
Deferred income tax expense	—	(6,792)	(6,792)	—	(1,772)	(1,772)
Net income	93,158	(8,549)	84,609	53,231	(2,608)	50,623
Net income attributable to noncontrolling interests	(1,110)	(80,051)	(81,161)	(8,332)	(37,557)	(45,889)
Net income attributable to TEGP	$92,048	$(88,600)	$3,448	$44,899	$(40,165)	$4,734
Allocation of income for the three months ended June 30, 2015:
Net income attributable to TEGP from the beginning of the period to May 11, 2015						$2,271
Net income attributable to TEGP from May 12, 2015 to June 30, 2015						2,463
Basic net income per Class A share			$0.07			$0.05
Diluted net income per Class A share			$0.07			$0.05
Basic average number of Class A shares outstanding			47,725			47,725
Diluted average number of Class A shares outstanding			47,734			47,725

(1)	Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for TEGP.

	Six Months Ended June 30, 2016			Six Months Ended June 30, 2015
	TEP	Consolidating Adjustments (1)	TEGP	TEP	Consolidating Adjustments (1)	TEGP
	(in thousands)			(in thousands)
Revenues:
Crude oil transportation services	$187,894	$—	$187,894	$124,403	$—	$124,403
Natural gas transportation services	57,962	—	57,962	61,189	—	61,189
Sales of natural gas, NGLs, and crude oil	30,756	—	30,756	41,880	—	41,880
Processing and other revenues	15,724	—	15,724	20,173	—	20,173
Total Revenues	292,336	—	292,336	247,645	—	247,645
Operating Costs and Expenses:
Cost of sales (exclusive of depreciation and amortization shown below)	29,526	—	29,526	36,773	—	36,773
Cost of transportation services (exclusive of depreciation and amortization shown below)	30,396	—	30,396	24,207	—	24,207
Operations and maintenance	26,341	—	26,341	21,983	—	21,983
Depreciation and amortization	43,268	—	43,268	40,960	—	40,960
General and administrative	26,925	1,070	27,995	26,140	250	26,390
Taxes, other than income taxes	13,145	—	13,145	11,026	—	11,026
Loss on disposal of assets	1,849	—	1,849	4,483	—	4,483
Total Operating Costs and Expenses	171,450	1,070	172,520	165,572	250	165,822
Operating Income	120,886	(1,070)	119,816	82,073	(250)	81,823
Other Income (Expense):
Interest expense, net	(16,732)	(2,386)	(19,118)	(7,333)	(586)	(7,919)
Unrealized gain on derivative instrument	10,007	—	10,007	—	—	—
Equity in earnings of unconsolidated investment	23,321	—	23,321	—	—	—
Other income, net	787	—	787	1,481	—	1,481
Total Other Income (Expense)	17,383	(2,386)	14,997	(5,852)	(586)	(6,438)
Net income before tax	138,269	(3,456)	134,813	76,221	(836)	75,385
Deferred income tax expense	—	(9,583)	(9,583)	—	(1,772)	(1,772)
Net income	138,269	(13,039)	125,230	76,221	(2,608)	73,613
Net income attributable to noncontrolling interests	(2,151)	(112,042)	(114,193)	997	(64,754)	(63,757)
Net income attributable to TEGP	$136,118	$(125,081)	$11,037	$77,218	$(67,362)	$9,856
Allocation of income for the six months ended June 30, 2015:
Net income attributable to TEGP from the beginning of the period to May 11, 2015						$7,393
Net income attributable to TEGP from May 12, 2015 to June 30, 2015						2,463
Basic net income per Class A share			$0.23			$0.05
Diluted net income per Class A share			$0.23			$0.05
Basic average number of Class A shares outstanding			47,725			47,725
Diluted average number of Class A shares outstanding			47,725			47,725

(1)	Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for TEGP.

About Tallgrass Energy Partners, LP
Tallgrass Energy Partners, LP (NYSE: TEP) is a publicly traded, growth-oriented limited partnership formed to own, operate, acquire and develop midstream energy assets in North America. TEP currently provides crude oil transportation to customers in Wyoming, Colorado, and the surrounding regions through Pony Express, which owns the Pony Express System, a crude oil pipeline commencing in Guernsey, Wyoming and terminating in Cushing, Oklahoma that includes a lateral in Northeast Colorado that commences in Weld County, Colorado, and interconnects with the pipeline just east of Sterling, Colorado. TEP provides natural gas transportation and storage services for customers in the Rocky Mountain, Midwest and Appalachian regions of the United States through our 25% membership interest in Rockies Express Pipeline LLC, a Delaware limited liability company which owns the Rockies Express Pipeline, a FERC-regulated natural gas pipeline system extending from Opal, Wyoming and Meeker, Colorado to Clarington, Ohio, the Tallgrass Interstate Gas Transmission system, a FERC-regulated natural gas transportation and storage system located in Colorado, Kansas, Missouri, Nebraska and Wyoming, and the Trailblazer Pipeline system, a FERC-regulated natural gas pipeline system extending from the Colorado and Wyoming border to Beatrice, Nebraska. TEP provides services for customers in Wyoming at the Casper and Douglas natural gas processing facilities and the West Frenchie Draw natural gas treating facility, and NGL transportation services in Northeast Colorado. TEP also performs water business services in Colorado and Texas through BNN Water Solutions, LLC. TEP’s operations are strategically located in and provide services to certain key United States hydrocarbon basins, including the Denver-Julesburg, Powder River, Wind River, Permian and Hugoton-Anadarko Basins and the Niobrara, Mississippi Lime, Eagle Ford, Bakken, Marcellus and Utica shale formations.
About Tallgrass Energy GP, LP
Tallgrass Energy GP, LP (NYSE: TEGP) is a limited partnership that has elected to be treated as a corporation for U.S. federal income tax purposes. TEGP owns a controlling membership interest in Tallgrass Equity, LLC through its role as the sole managing member. Tallgrass Equity, LLC owns, both directly and through its ownership of the general partner of TEP, all of TEP's incentive distribution rights, 100 percent of the general partner interest in TEP and 20,000,000 TEP Common Units.
To learn more, please visit our website at www.tallgrassenergy.com.
CONTACT:
Investor and Financial Inquiries
Nate Lien
(913) 928-6012
investor.relations@tallgrassenergylp.com

Media and Trade Inquiries
Phyllis Hammond
(913) 928-6014
media.relations@tallgrassenergylp.com